EXHIBIT 10.7

PACIFIC BELL PROPRIETARY AND CONFIDENTIAL

                 NETWORK SERVICES MARKETING AGREEMENT

THIS AGREEMENT is effective as of 5-1-97, by and between PACIFIC BELL, a California corporation ("Pacific Bell"), and CTC Communications Corp., a Massachusetts corporation ("Authorized Sales Representative" or "ASR").
This Agreement replaces any and all previous agreements between Pacific Bell and ASR with respect to the subject matter contained herein, and any and all such agreements are hereby terminated.

                         APPOINTMENT OF ASR

1.   Appointment and Responsibility

     (a)  (i)    Pacific Bell hereby appoints ASR as an authorized sales
representative, to market, promote the sale of, and solicit orders for the Network Services. Pacific Bell reserves the right to appoint other authorized sales representatives.

          (ii) Pacific Bell reserves the right to add to, alter or subtract from, the Network Services at any time.

     (b) ASR accepts this appointment and agrees to exert commercially reasonable efforts to promote, on Pacific Bell's behalf, certain of Pacific Bell's Network Services (defined in Exhibit C of this Agreement, "Network Services and Commissions"), to provide sales support activity, to meet the volume expectations established in Exhibit D of this Agreement, "Volume Expectations", and to meet the quality targets established by Pacific Bell. Results will be measured against the volume expectations on a prorated monthly basis and any failure to meet such expectations and/or any failure to make any sales within a consecutive two month period may lead to cancellation of this Agreement under Section 13(b)(i) below.

     (c)  ASR agrees:

          (i) To act as a single point of contact for customer's Network Services needs;

          (ii) To employ a sufficient sales and service staff physically located and working in California, in each geographic area being marketed to, in order to provide adequate marketing coverage for new Network Services customers;

          (iii) To place orders with Pacific Bell's Sales Agency Sales Support Center ("SSC"), or with any other Pacific Bell designated sales support center, in a manner consistent with the then current documented standards, order format, data requirements, method of transmission of orders, procedures and timeframes, set by the applicable sales support center;

          (iv) To only submit orders for Network Services on behalf of customers who have requested ASR to place orders on their behalf;

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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          (v)    Before requesting information from Pacific Bell about a
customer's account, to provide Pacific Bell with a letter of authorization signed by the customer authorizing such disclosure;

          (vi) To complete a minimum level of training on the Network Services to be able to fulfill the obligations of this Agreement. This requirement shall apply to the principal and sales personnel of ASR Pacific Bell shall determine what constitutes a minimum level of training. ASR further agrees that if it schedules any training with Pacific Bell, fails to cancel such training at least three business days prior to the scheduled day, and fails to attend such training or send an alternate from ASR's company, Pacific Bell may charge ASR for such training;

          (vii) Not to use random or sequential dialers or automatic dialing and announcing devices ("ADADS") in placing calls to customers;

          (viii) To sell Network Services to customers regardless of whether such customers purchase CPE from ASR;

          (ix) Upon notification from Pacific Bell, to put in place and use designated electronic funds transfer and/or electronic data interchange capability, and to enter into an agreement with Pacific Bell with respect to use of such capabilities;

          (x) If required by Pacific Bell pursuant to Pacific Bell's internal rules and practices, to submit to Pacific Bell a Minority, Women, and Disabled Veteran Business Enterprise subcontracting plan; and

          (xi) Upon request from Pacific Bell, to provide Pacific Bell with the Federal Taxpayer Identification Number and/or, as appropriate, the Social Security number, for ASR to be used for tax reporting purposes.

     (d) If ASR elects to telemarket any of the services listed in Exhibit C, they must first secure written permission from Pacific. The employees engaged in telemarketing must be physically located upon ASR's business premises in California unless authorized in writing in advance by Pacific.

     (e) All activities of ASR hereunder shall be in compliance with any applicable provisions of Pacific Bell's tariffs, sales and customer service standards. ASR agrees, if ASR provides CPE, it will include in its product line CPE compatible with the Network Services listed in Exhibit C, in accordance with such standards as may be prescribed by Pacific Bell and to employ only such compatible products in connection with the Network Services. If ASR provides CPE, it must coordinate its installation of CPE for all of ASR's Network Services customers with installation of any services to be provided by Pacific Bell, in a manner and within

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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installation intervals acceptable to Pacific Bell, and in conformance with any agreements between ASR and such customers with respect to due date. In addition, ASR will provide Network Services sales support functions including, but not limited to: continuing Network Services consulting; regular personal contacts with ASR's customers; provision to customers of information available regarding technical, functional and other Network Services developments; ongoing training for new and existing Network Services features; handling of requests from its customers for new or changed Network Services; answering customer billing questions regarding ASR's products and Network Services ASR has sold to customer; and resolving issues relating to customer's Pacific Bell Network Services. ASR shall refer all other customer questions on Network Services, including billing questions, to Pacific Bell. Upon request, ASR shall provide their account management plans to Pacific in a format specified by Pacific. ASR will take action as needed to meet customer service requirements and to ensure that its activities are properly coordinated to customers' and Pacific Bell's satisfaction.

     (f) Any advertising, sales or promotional material of ASR referring to Pacific Bell's Network Services, Pacific Bell, or Pacific Bell's Sales Agency Program must be approved in advance in writing by Pacific Bell. If such approval is not requested or granted before ASR prints items referring to Pacific Bell's Network Services, Pacific Bell, or Pacific Bell's Sales Agency Program, then ASR will be liable for all charges associated with re-printing such items and ASR shall at its expense completely destroy all unauthorized material. ASR agrees that Pacific Bell shall have the right, at no charge, to include in advertising by Pacific Bell unlimited reference to ASR as an Authorized Sales Representative.

     (g) Each party agrees that during the term of this Agreement it will not solicit any employee of the other party to terminate his/her employment to become an employee of the first party. This provision does not apply to situations in which an employee of one party initiates contact with the other party with regard to possible employment.

     (h) Pacific Bell reserves the right at its option to market or service any and all Network Services to customers requesting Network Services from Pacific Bell. Pacific Bell reserves the right at any time to provide additional Network Services sales and marketing services with respect to ASR's Network Services customers and will not pay any commission for such services. Pacific Bell reserves the right to market CPE in competition with ASR.

     (i) ASR agrees at all times to act in a professional and ethical manner and maintain a level of quality of service to its customers satisfactory to Pacific Bell in its sole discretion in accordance with standards established by Pacific Bell and then in effect. Without limiting the generality of the foregoing, ASR agrees it will not offer customers rebates or discounts contingent upon the purchase of Network Services, make misleading statements to customers, give money, gifts or any other consideration to Pacific Bell's employees, do anything that will dishonor, discredit, reflect adversely on, or injure the reputation of Pacific Bell, or create sales that do not provide value to the customer and/or Pacific Bell, or to manipulate the compensation system. ASR further agrees to comply with California Public Utilities Commission Decision

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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PACIFIC BELL PROPRIETARY AND CONFIDENTIAL

Nos. 86-05-072 (1986) and 90-02-043 (1990) by observing the restrictions which apply to Pacific Bell employees marketing similar products to similar customers. ASR will take and permit to be taken by Pacific Bell all actions reasonably requested in order to ensure adequate opportunity for review of ASR's performance by Pacific Bell, including, but not limited to, observation by Pacific Bell of ASR's employees in their performance of the duties and obligations of this Agreement and periodic review and analysis by Pacific Bell of the customer service provided by ASR and to maintain, on its premises, service observation equipment adequate to allow Pacific Bell to assure itself that all of the rules and requirements of the law and this Agreement are being complied with. Pacific Bell may conduct periodic sales reviews and account reviews with ASR's account executives or such other persons designated by ASR to handle accounts for customers and potential customers of ASR.

          (i) Pacific Bell reserves the right to provide to ASR mutually agreeable scripts to be used in the sale of Network Services, and ASR agrees to use such scripts.

     (k) Pacific Bell reserves the right to alter or amend ASR's obligations and the commission structure (Exhibit C) hereunder upon sixty days prior written notice; provided, however, that ASR shall have the right within sixty days of receipt of notice of such changes to terminate this Agreement.

     (l) ASR agrees if Pacific Bell identifies a situation in which ASR's activities are violating this Agreement and customers are being negatively impacted by such activities, Pacific Bell may (1) withhold payment of commission during the investigation of suspect sales or of any other such violation, and (2) require ASR to cease all activities hereunder. Failure to cease the activities hereunder as directed by Pacific is cause for immediate cancellation of this Agreement.

     ASR shall work with Pacific Bell to resolve the issues causing Pacific Bell to impose such requirement(s), and shall not resume activities hereunder until such issues are resolved.

     (m) ASR shall specify, in section 22 of this Agreement, whether, it elects to market intraLATA services exclusively on behalf of Pacific Bell or to also market or otherwise promote the intraLATA network services of other providers. Market exclusively on behalf of Pacific Bell means that the ASR agrees it will obtain from Pacific Bell and use Pacific Bell's intraLATA services to meet its intraLATA service requirements, ASR will not use the intraLATA services of another provider, except in those instances where Pacific Bell does not provide a similar functional service in which case ASR may, with Pacific Bell's written consent, and only for so long as Pacific Bell does not have a similar functional service, use the intraLATA service of another provider, and ASR will not take any action, in return for compensation of any type from another provider, which would result in an end user's intraLATA service being provided in any way using the services of any provider other than Pacific Bell. Subsections i. and ii. following describe the characteristics of each alternative.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell

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          (i)    If ASR elects to be a non-exclusive ASR, ASR shall
receive payment of commissions on a per unit basis, as described in Exhibit C, and ASR shall not be permitted to use Pacific Bell's logo, trademarks, and/or service marks.

          (ii) If ASR elects to be an exclusive ASR, ASR shall receive payment of commissions on a per unit basis, as described in Exhibit C, and ASR shall be permitted to use Pacific Bell's logo, trademarks, and/or service marks as provided herein.

          (iii) Pacific Bell may, as Pacific Bell deems appropriate, make available to ASR additional opportunities including, but not limited to: contests, co-operative advertising, lists of leads for sales of Network Services, referrals for sales of Network Services, participation in module management and/or account management programs, and participation in other similar programs which Pacific Bell may from time to time deem appropriate. Such opportunities shall be offered solely at Pacific Bell's discretion and shall be defined by Pacific Bell if and when offered.

          (iv) During the effective period of this Agreement, an ASR may change from non-exclusive to exclusive. Such change shall be prospective only. This means, but is not limited to, payment of residual commissions will be made for Network Services sold by ASR after the change, but no residual commissions will be paid for ASR's base of Network Services in place at the time the change is made.

2. Information And Material Furnished By Pacific Bell. Pacific Bell shall supply ASR, from time to time, with a reasonable number of brochures, price lists and other material necessary for promoting the sale of Network Services, and with reasonable support for training ASR's personnel. If ASR requires unusual support or excess services, a charge may be applied for such support or services. Any portion of the foregoing material for which ASR has been charged which remains unused at the time Pacific Bell makes changes in any Network Services when such changes make such material unusable, or upon the termination or cancellation of this Agreement, except where such termination or cancellation results from ASR's acts or omissions, may be promptly returned to Pacific Bell for credit.

                    PRICES, TERMS OF SALE, COMMISSIONS

3.   Prices.  The prices and terms and conditions under which Network
Services will be provided by Pacific Bell to customers shall be the prices and terms and conditions authorized by Pacific Bell's tariff Schedules in effect. ASR shall not under any circumstances offer any Network Services at prices or terms and conditions different from those in Pacific Bell's tariff Schedules. Pacific Bell reserves the right at any time to seek regulatory approval to change the specifications of any Network Services as shown in tariffs, to alter or eliminate any Network Services or any aspect thereof, or to change any Network Service rates.


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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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4.   (a)  Orders and Acceptance.  All orders entered by ASR from customers shall be in accordance with subparagraph l(c)(iii). ASR shall determine availability of Network Services on the basis of information received from Pacific Bell. All orders shall be subject to the availability of suitable facilities, which shall be determined in the sole discretion of Pacific Bell. All orders for Network Services shall be further subject to approval and acceptance by Pacific Bell. In the event an order submitted by ASR is rejected, Pacific Bell will supply ASR with a specific and timely reason for such rejection.

     (b) Credit Information. In the event that Pacific Bell has indicated that it is willing to extend credit to a customer or customers, ASR shall obtain accurate and appropriate credit information as specified by Pacific Bell, which it shall forward to Pacific Bell with the order involving the extension of credit. All extensions of credit must be approved by Pacific Bell, and Pacific Bell reserves the right to deny credit to any customer. Pacific Bell further reserves the right to require a deposit and/or advance payment from any customer in any amount which it, in its sole discretion, will determine in accordance with applicable tariff provisions. ASR does not hereby guarantee the credit of any customer, but does warrant that it will use commercially reasonable efforts to obtain accurate credit information.

     (c) Billing. Pacific Bell shall have sole responsibility for billing customers for Network Services.

5.   Commissions

     (a) Subject to the restrictions regarding sales of Network Services to the entities specified in 5(b) below, and provided that ASR has fulfilled its obligations under this Agreement, for each Network Service sale made by ASR, Pacific Bell shall pay to ASR the commission provided for in Exhibit C for the particular Network Service ordered. If the customer terminates its Network Services within the time period specified in Exhibit C for the specific Network Services involved, if applicable, any such commission shall be, at Pacific Bell's choice, refunded to Pacific Bell or deducted from later commissions otherwise due ASR. After termination or cancellation of this Agreement, any debit commission balance for ASR shall be paid by ASR to Pacific Bell within thirty days written notice of such debit commission status. Until such debit balance is paid to Pacific Bell, ASR will not be considered for participation in any Pacific Bell channel programs including, but not limited to, Pacific Bell's Value Solutions Program. Commissions for subsequent sales of Network Services shall be separately computed as described in Exhibit C.

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PROPRIETARY AND Confidential INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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PACIFIC BELL PROPRIETARY AND CONFIDENTIAL

     (b) ASR will receive no commissions or residuals for ASR's sales of Network Services to:

          (i)    ASR or to affiliates of ASR;

          (ii)   A Telemanagement Service Company, whether the
Telemanagement Service Company is an ASR, an affiliate of an ASR, or an unrelated entity. Telemanagement Service Companies, include, but are not limited to those companies listed in Exhibit B;

          (iii)  Pacific Bell Value Solutions Program participants;

          (iv)   Resellers of Pacific Bell services, and

          (v)    Pacific Bell or its affiliates.

     (c) ASR's eligibility for a commission based on a sale of Network Services accrues as of the date of service order completion. Except as provided in subparagraph 13(c), amounts due hereunder shall be paid by Pacific Bell to ASR within thirty working days after ASR's eligibility for such amounts accrues.

     (d) No commission shall be paid to ASR for any orders for Network Services (i) sold to a customer directly by Pacific Bell, (ii) sold to another ASR by ASR, or (iii) sold to a customer by any other entity, including another authorized sales representative.

     (e) Pacific Bell shall have the right to set off against any payment due by it to ASR hereunder any amounts owed to it by ASR hereunder, including, but not limited to, customer account adjustments, amounts due for advertising, or amounts due for failure to attend scheduled training or other seminars or workshops. Pacific Bell shall also have the right to require ASR to pay to Pacific Bell any amounts owed to Pacific Bell by ASR.

     (f) Pacific Bell shall have the right to (1) increase or decrease the commission rates and residual commission rates applicable to sales made after the effective date of the change, and (2) substantially alter the structure of its payment plans, including, but not limited to paying commissions over time.

Such changes will be effective as set forth above in Section 1(k). ASR shall have the right within sixty days of receipt of notice of such change to terminate this Agreement.

     (g) ASR shall have one year from the date of completion of a service order in which to claim payment for such sale of Network Services. Pacific Bell shall have no obligation to make payments beyond such one year period.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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PACIFIC BELL PROPRIETARY AND CONFIDENTIAL

     (h) For Network Services sales for customers using the Education First promotional tariff, ASR will not receive commissions or residuals, if applicable.

6.   Confidentiality

     (a) All information relating to either party's customers and business, including but not limited to the terms and conditions of this Agreement, and all information that is marked confidential or is designated as confidential when disclosed, which is disclosed by either party to the other pursuant to this Agreement, other than such information as may be generally available to the public or the industry, is and will be disclosed in confidence solely for use in the conduct of business hereunder Nothing contained herein shall grant either party any right, title, or interest to any information provided by the other party hereunder. Each party agrees to keep such information secret and confidential and not to disclose it to any other person or use it during the term of this Agreement or after its termination or cancellation except in carrying out its obligations hereunder or in response to obligations imposed by tariff or order of a court or regulatory body.

     (b) Each party shall take effective precautions,.contractual and otherwise, reasonably calculated to prevent unauthorized disclosure or misuse of such information by any of its employees or by any other person having access to such information.

     (c) Within ninety days after the termination or cancellation of this Agreement, by either party and for any reason, each party shall notify the other which specific information disclosed by it pursuant to this Agreement is to be returned. Each party agrees promptly to return to the other any physical or written records containing such specifically identified information then in its possession, regardless of whether such physical or written records were prepared by ASR or by Pacific Bell. The duty to keep information confidential shall continue notwithstanding the termination or cancellation of this Agreement. Upon the termination or cancellation of this Agreement, all confidential information in tangible form provided to ASR by Pacific Bell shall be returned to Pacific Bell.

     (d) or a period of ninety days after the date of termination or cancellation of this Agreement, ASR agrees that it will not market the intraLATA network services of any other provider to any customers- I) to whom they sold a Pacific Bell Network Service; 2) to whom they made a written proposal, or presented a proposal in person, which included a Pacific Bell Network Service, or 3) for which ASR received any customer information or compensation under this Agreement.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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PACIFIC BELL PROPRIETARY AND CONFIDENTIAL

7.   Trademarks and Trade Names

     (a) ASR shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to the use of the name "Bell", the Bell symbol, nor in or to any other trademark or service-mark now or hereafter owned by Pacific Bell or Pacific Telesis Group ("PTG") or any affiliate thereof. ASR shall not use in its business or trade or corporate name the names "Bell", "Telesis" or the Bell or Telesis symbol, nor shall it use any trademark or service-mark owned by Pacific Bell or PTG, or adopt or use any similar mark or symbol without the express written consent of Pacific Bell or PTG, except that, subject to Pacific Bell's right to review and forbid any such use from time to time, ASR may, during the term of this Agreement or until ASR is notified to the contrary by Pacific Bell, use such names, trademarks and service-marks in its advertising, as provided in subparagraph l(f), and in its promotion of Network Services. Any such use of such names, trademarks, and service-marks must be pre-approved in writing by Pacific Bell. Such use of such names, trademarks and service-marks is permitted hereunder solely for purposes of promoting Pacific Bell's Network Services, and such names, trademarks and service-marks may not, in any instance, be used to promote the services of any other provider. ASR agrees that it will comply with any standards for usage of such names, trademarks and service-marks issued or to be issued by Pacific Bell or PTG. Immediately upon termination or cancellation of this Agreement, ASR will destroy or turn over to Pacific Bell any materials using any trademark or service-mark of Pacific Bell or PTG, unless Pacific Bell or PTG has consented to such use pursuant to a separate agreement.

     (b) Except as otherwise stated in subparagraph 1 (f), Pacific Bell shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to the use of ASR's name, trademarks and service-marks. Subject to ASR's right to review and forbid any such use from time to time, Pacific Bell may, during the term of this Agreement or until Pacific Bell is notified to the contrary by ASR, use such names, trademarks and service-marks in its advertising. Pacific Bell agrees that it will comply with any standards for usage of such names, trademarks and service-marks issued or to be issued by ASR. Immediately upon termination or cancellation of this Agreement, Pacific Bell will destroy or turn over to ASR any materials using any trademark or service-mark of ASR, unless ASR has consented to such use pursuant to a separate agreement.

     (c) Pacific Bell may withhold payment of commissions if, and for so long as, ASR fails to comply with this paragraph 7 and standards provided to ASR pursuant thereto, with respect to use of any names, trademarks, or service-marks as specified in this paragraph 7.

8. Invention and Patent Rights. Neither party shall be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to any design, invention, improvement, process or system now or hereafter embodied in any services or products provided by the other party, whether or not such design, invention, improvement, process or system is patented or patentable under the laws of any country.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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9.   Relationship of Parties

     (a) Pacific Bell agrees at all times to act in a professional and ethical manner. Pacific Bell agrees that it will not do anything that will dishonor, discredit, reflect adversely on, or injure the reputation of ASR.

     (b) The relationship between the parties established by this Agreement is that of independent contractors. Neither is an agent or employee of the other and, neither has any right or any authority to enter into any contract or undertaking in the name of or for the account of the other, or to assume or create any obligation of any kind, express or implied, on behalf of the other, nor shall the acts or omissions of either create any liability for the other. ASR shall conduct its business at its own initiative, responsibility and expense.

     (c) Notwithstanding the foregoing, when Pacific Bell confirms customer eligibility for Network Services, ASR shall be considered the agent of Pacific Bell for the purposes of receiving and safeguarding such eligibility information. "Receiving" shall mean to take possession of eligibility information. "Safeguarding" shall mean the obligation to take all reasonable steps to ensure against the unauthorized release or use of eligibility information. ASR shall receive and use such eligibility information for the sole purpose of marketing the Network Services. The terms and conditions of
Section 6 shall also apply to the provision of this eligibility information.

10. Records and Audits. Each party shall maintain records of all sales made pursuant to this Agreement. All such records and all other records pertaining to its performance under this Agreement shall be retained by each party for a reasonable period of time, for at least three years from the date of final payment by Pacific Bell for services rendered under this Agreement. Each party and its authorized agents and representatives shall have access to such records of the other party for purposes of audit during normal business hours during the term of this Agreement and for three years from the date of final payment. A party shall notify the other party in writing at least seven days before it intends to conduct such an audit.

11. (a) Indemnification. Each party agrees to indemnify and hold the other party harmless from any and all claims, actions, damages, expenses and other liabilities, including reasonable attorneys' fees and costs, resulting from the first party's acts, omissions or misrepresentations, from any defect or failure of any kind in any product or service provided by the first party, or from infringement by the first party of any copyright, trademark, service mark, trade name or similar proprietary rights.

     (b) Exclusion of Damages. In no event shall either party be liable to the other for consequential, indirect, special or incidental damages resulting from breach of this Agreement even if such party had been advised of the possibility of such potential loss or damage.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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12.  Insurance.  Without limiting the obligation to indemnify undersection
11, each party shall maintain sufficient liability insurance, or provide a certificate of self-insurance, to protect themselves and the other party from any and all claims, demands, expenses, costs and other liabilities arising out of their acts, omissions and/or misrepresentations. ASR shall provide a copy of such insurance to Pacific upon request.

                    TERM AND TERMINATION; CANCELLATION

13. (a) Term and Termination. The term of this Agreement shall commence as of the effective date written above, and shall continue:

          (i) for ASRs, who have not participated for three full years in Pacific's ASR program, through December 31 of the year in which this Agreement is signed;

          (ii) for ASRs, who have participated for three full years in Pacific's ASR program, until otherwise terminated or cancelled as provided herein; or

          (iii) until either party provides written notice of termination. Such notice shall be effective sixty days from the date of mailing. This Agreement may also be terminated or cancelled in accordance with the provisions hereof.

     (b) Cancellation. This Agreement may be cancelled by one party immediately upon the giving of notice of any of the following events:

          (i) if the other party fails to perform or to observe, or commits a breach of any section, provision or covenant of this Agreement, including, but not limited to, the volume expectations set forth in Exhibit D, and the quality targets established by Pacific Bell, and fails to cure such breach or failure to perform within thirty days, or such lesser period as Pacific Bell may require because of legal, business, or regulatory restrictions applicable to Pacific Bell, following delivery to such defaulting party of a written notice of the alleged breach; provided, however, that if the breach is a violation by an ASR of any legal or regulatory restriction, policies, rules, orders, or other requirements, such as, but not limited to, placing orders for customers who have not requested service, misrepresentation of Pacific Bell, our Network Services or the Sales Agency program, charging customers for or accepting fees for adjustments to which the customers are entitled, misrepresentation of ASR's relationship with Pacific Bell, actions which dishonor, discredit, reflect adversely on or injure the reputation of Pacific Bell, or is a breach of section l(e), 1 (i) or 7 of this Agreement, Pacific Bell may cancel this Agreement immediately without providing a period to cure such breach. If the cause of a breach or failure to perform is an act of God, fire or other casualty, strike, material shortages or other cause similar or dissimilar to the foregoing that is beyond the control of the defaulting party, the period for remedying such breach or failure to perform shall be extended by the time measured by any such cause of delay and for a reasonable time thereafter, and the defaulting

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except under written agreement approved in writing by Pacific Bell.

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party shall not be liable for damages to the other party to the extent they result from such cause; or

          (ii) if the other party becomes insolvent or makes an assignment for the benefit of its creditors, or if a committee of creditors or other representative is appointed to represent its business, or if a voluntary or involuntary petition under any section of a bankruptcy or similar act shall be filed by or against such other party and that party fails within thirty days following the appointment of such committee or representative or the filing of any such involuntary petition to cause the discharge of such committee or representative or the dismissal of such involuntary petition.

          (iii) In accordance with Section 17 below, no delay by either party in sending any notice specified in (i) or (ii) of this subparagraph shall constitute a waiver of its rights to terminate or cancel this Agreement.

          (iv) Without waiving any of its rights under this Agreement, Pacific Bell may do any of the following short of cancellation if ASR violates any of the terms of this Agreement: at its sole discretion, (1) withhold or cease paying residual commission payments, and (2) prohibit ASR from using Pacific's logos, trademarks, and service marks, and from participation in any additional opportunities including, but not limited to, contests, co-operative advertising, lists of leads for sales of Network Services, referrals for sales of Network Services, participation in module management and/or account management programs, and participation in other similar programs, until such time as the violation(s) of this Agreement are cured.

     (c)  (i)    Subject to Pacific Bell's right of counterclaim or
setoff, ASR shall be entitled to commissions earned by it under paragraph 5 based only on sales of Network Services, including adds, for which the ASR placed an order with Pacific Bell prior to the termination or cancellation of this Agreement. Any commissions owed and outstanding at the time of termination or cancellation of this Agreement shall be paid to ASR by Pacific Bell within six months following the date of termination or cancellation. No commissions will be due on any Network Services ordered from Pacific Bell after termination or cancellation.

          (ii) If ASR has earned residual commissions, and if this Agreement is terminated or cancelled by Pacific Bell or is not renewed by Pacific Bell at the end of the term for reasons other than those specified in section 13 (b)(i), Pacific Bell will, subject to the other provisions of this Agreement, pay to ASR the residual commissions earned by ASR prior to termination or cancellation for a period of three months following the termination or cancellation of this Agreement; provided, however, that if ASR represents itself during the three month period as an ASR of Pacific Bell, such residual commissions will cease immediately.

     (d) In particular, but not by way of limitation, no such termination or cancellation shall affect the post-agreement rights and obligations of the parties contained in paragraphs 5, 6, 7, 9, 10, and 11.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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     (e)  The parties agree that any termination or cancellation of this
Agreement according to the formalities specified herein shall not constitute an unfair or abusive termination or cancellation or create any liability not set forth in this Agreement.

     (f) The right of either party to terminate or cancel this Agreement is not an exclusive remedy, and either of them shall be entitled, alternatively or cumulatively, to remedies as determined pursuant to paragraph 18 of this Agreement.

     (g) Upon termination or cancellation, Pacific Bell may designate, with respect to each of ASR's customers, another of Pacific Bell's Network Services authorized sales representatives or Pacific Bell itself to act as a successor to ASR in providing Network Services to such customer

     (h) ASR recognizes that volume expectations will generally be negotiated on a calendar year basis, that exceptions to this include but are not limited to additions of products, deletions of products, and changes in the competitive environment, and that new commission structures for subsequent years, and any changes thereto, will become part of this Agreement.

14.  Assignment and Subcontracting

     a) Assignment. ASR acknowledges that it has been specifically selected to participate in Pacific Bell's Sales Agency Program after careful evaluation by Pacific Bell of ASR's financial stability, product line and reputation in the business community, as well as the individual abilities and reputation of ASR's management and sales force. Accordingly, the parties agree that neither this Agreement, nor any right or obligation hereunder is assignable, in whole or in part, whether by operation of law or otherwise, by ASR without the prior written consent of Pacific. Changes of the form in which ASR does business (including but not limited to sole proprietorships, partnerships, LLPs, and corporations, and changes due to mergers or being acquired), shall be considered to be assignments which will require the prior written consent of Pacific and requalification of ASR in its new form under the then existing qualification requirements. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. If ASR assigns the Agreement pursuant to this provision, the existing Agreement shall be terminated and a new Agreement shall be entered into with ASR's assignee.

     b) Subcontracting. ASR agrees that it will not subcontract or attempt to subcontract any of its duties or obligations hereunder without the prior written consent of Pacific Bell.

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PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

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PACIFIC BELL PROPRIETARY AND CONFIDENTIAL

15. Affiliates. For the purposes of this Agreement, an "affiliate" of any entity shall respectively mean:
     for Pacific Bell:
          a) any corporation or business entity in which Pacific Telesis or any subsidiary of Pacific Telesis, any successor corporation to Pacific Telesis or any subsidiary of such successor, or any corporation of which Pacific Telesis becomes a wholly owned subsidiary or any subsidiary of such corporation, has any ownership interest; and
     for ASR:
          b) any corporation or business entity in which ASR has any ownership or potential ownership in any form or from which ASR receives or has the option to receive any profits generated by such corporation or business entity.

Upon request, each party shall provide the other party with a list of their affiliates.

16. Notices and Other Communications. Every notice, consent, approval or other communication required or contemplated by this Agreement by either party shall be in writing and shall be delivered in person, by postage prepaid mail, by overnight courier service, by facsimile or by electronic messaging addressed to the party for whom intended at the address specified below or at such other address as the intended recipient previously shall have designated by written notice to the other party; provided, however, that any notices with respect to ASR's status as such may not be given by electronic messaging. Where specifically required, notices shall be by certified or registered mail.

Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and, in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day thereafter, after it was deposited in the mails. Notice given by overnight courier service shall be effective on the date it is recorded by such courier service as delivered. Notice given by facsimile shall be effective on the date noted on the facsimile log as the date sent. Notice given by electronic messaging shall be effective on the date sent, as indicated by the electronic messaging system. Except for notice given by electronic messaging, notice not given in writing shall be effective only if acknowledged in writing by a duly authorized officer of the party to whom it was given.

To:  ASR:                          To: Pacific Bell:
                                   1010 Wilshire Blvd.  W420A
                                   Los Angeles, CA 90017
     Attn:                         Attn: Sales Director, Sales Agency

17. No Waiver of Rights. Failure of either party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation. Any waiver by either party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a

                                     14
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except under written agreement approved in writing by Pacific Bell.

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waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.

18.  Dispute Resolution

     (a) If a dispute arises out of or relates to this Agreement, and if such dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation under the commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure.

     (b) If the parties cannot resolve the dispute by mediation as discussed in paragraph a. above, any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     (c) Nothing in paragraphs (a) and (b) above shall prevent the parties from mutually agreeing to use an alternative means to resolve the dispute, such as a "mini-trial" or other procedure, whether or not it is sponsored by the American Arbitration Association. However, if the parties cannot mutually agree to such an alternative procedure, the proceeding paragraphs are binding.

     (d) If either party institutes suit or arbitration to enforce or interpret this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs, including reasonable attorneys' fees.

19.  Governing Law and Regulatory Changes

     (a) Governing Law. This Agreement will be governed by and construed in accordance with the Laws of California, excluding its rules governing conflict of laws. If any provision of this Agreement is not valid, it will not affect other provisions and the parties agree that, if that invalidity reveals a situation not provided for by this Agreement, they will jointly seek an agreement having a valid legal and economic effect as similar as possible to the ineffective provision and covering the scope of any missing provision in a manner reasonably directed to the purpose of this Agreement.

     (b) Regulatory Changes. This Agreement shall at all times be subject to such changes or modifications by the Public Utilities Commission of the State of California as said Commission may from time to time direct in the exercise of its jurisdiction. Pacific Bell reserves the right to amend or terminate this Agreement to conform it to any requirement of applicable laws or regulations or to any requirement imposed by the California Public Utilities Commission or the Federal Communications Commission in the exercise of their jurisdiction over Pacific Bell, or to any requirement of the United States Department of Justice or the federal courts in

                                  15
PROPRIETARY AND CONFIDENTIAL INFORMATION
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except under written agreement approved in writing by Pacific Bell

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connection with that certain consent decree entered in Civil Action No.
82-0192 in the U.S. District Court for the District of Columbia. ASR shall have the right within sixty days of receipt of notice of any amendments made pursuant to this Section 19 to terminate this Agreement.

20. Discontinuance of Program. Pacific Bell reserves the right, on six months' notice to ASR, to discontinue its Sales Agency Program as to all its authorized sales representatives on a prospective basis.

21.  Compliance with Laws

     (a) Each party will comply with any and all applicable tariffs, rules and orders of judicial and regulatory bodies, and local, state, and federal laws, including specifically, but not limited to, laws, rules and orders relating to monitoring of employees' telephone conversations with customers, and shall defend, indemnify and hold the other party harmless from and against any and all loss, cost, damage or liability, including but not limited to reasonable attorneys fees and costs, arising from or in connection with any failure of the first party to so comply.

     (b) If any work to be performed by ASR under this Agreement is at variance with any law, ordinance, order, regulation, or safety or health standards, ASR shall properly notify Pacific Bell before performance of the work.

     (c) ASR will be responsible for obtaining, at its own expense, any applicable permits, licenses, bond, or other necessary legal authorization for work it is to perform.

     (d) ASR expressly agrees not to discriminate against any employee or applicant because of race, color, religion, age, sex, national origin or physical handicap during the performance of this Agreement and to comply with the applicable provisions of Exhibit A (Nondiscrimination Compliance Requirements), incorporated herein and made a part of this Agreement. As used in Exhibit A, "Contractor" shall refer to ASR. ASR agrees to submit to Pacific Bell, on Pacific Bell's request, a statement that it is in compliance with this subsection.

22. ELECTION. ASR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE PROVISIONS OF SUBSECTIONS 1.(m)(i) AND (ii) AND HEREBY MAKES AN ELECTION AS REQUIRED IN THOSE SUBSECTIONS BY INDICATING BELOW, WITH INITIALS, ITS CHOICE.

          (X) EXCLUSIVE ASR. ASR ELECTS TO MARKET OR OTHERWISE PROMOTE EXCLUSIVELY THE INTRALATA NETWORK SERVICES OF PACIFIC BELL, TO OBTAIN FROM PACIFIC BELL AND USE PACIFIC BELL'S INTRALATA SERVICES TO MEET ASR'S INTRALATA SERVICE REQUIREMENTS, AND TO RECEIVE THE

                                16
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except under written agreement approved in writing by Pacific BelL

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                 COMPENSATION AND OPPORTUNITIES DESCRIBED IN
                 SUBSECTION l.(m)(ii) ABOVE.

          (X) NON-EXCLUSIVE ASR. ASR ELECTS NOT TO MARKET OR OTHERWISE PROMOTE EXCLUSIVITY THE INTRALATA NETWORK SERVICES OF PACIFIC BELL, AND/OR EXCEPT AS PERMITTED HEREUNDER TO USE THE INTRALATA SERVICES OF ANOTHER PROVIDER AND TO RECEIVE
                 THE COMPENSATION DESCRIBED IN SUBSECTION l.(m)(i)
                 ABOVE.

23. Modification. No modification or amendment of this Agreement shall be valid or binding on the parties unless such modification or amendment is made by Pacific Bell in accordance with sections l (k), 5.(g), or 19 hereof or is in writing and duly executed by the authorized representative of each party.

24. Entire Agreement. This Agreement sets forth the entire understanding and supersedes prior agreements between the parties relating to the subject matter contained herein and merges all prior discussions between them.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PACIFIC BELL                       CTC COMMUNICATIONS

By:  /s/ Hilary Nickerson          By:  /s/ Tom Fabbricatore
    Hilary Nickerson                 Tom Fabbricatore
_________________________          _________________________
     (Print Name)                       (Print Name)
Title:  Sales Director             Title:  Vice President

Date Signed:     5-2-97            Date Signed:   4-29-97

                                   ASR Federal Taxpayer
                                   ID No.: 04 2731202


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except under written agreement approved in writing by Pacific Bell.

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                              Exhibit B

                    Telemanagement Service Companies

Telemanagement Service Companies, include but are not limited to the following:

Access America Telemanagement

Integrated Telemanagement Systems

Telecom Management Systems, Inc.












































PROPRIETARY AND CONFIDENTIAL INFORMATION
Not for use or disclosure outside Pacific Bell and ASR except under written agreement approved in writing by Pacific Bell.

ASR1997_.DOC     3/1/97